Filed pursuant to Rule 424(b)(5)
                                                             File No. 333-123441

Pricing Supplement No. 128 dated March 22, 2006.
(To Prospectus dated April 15, 2005 and Prospectus
Supplement dated May 5, 2005)
This Pricing Supplement consists of 3 pages.

                         HARTFORD LIFE INSURANCE COMPANY
                                    DEPOSITOR

                            SECURED MEDIUM-TERM NOTES
                                 ISSUED THROUGH

                   HARTFORD LIFE GLOBAL FUNDING TRUST 2006-033

                     FLOATING RATE NOTES DUE MARCH 15, 2011

The description in this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby and the Funding Agreement sold by Hartford Life Insurance Company to the Trust specified herein supplements the description of the general terms and provisions of the notes and the funding agreements set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

                        PROVISIONS RELATING TO THE NOTES

Principal Amount:               $100,000,000                      Type of Interest Rate:  [ ] Fixed  [X] Floating

Price to Public:                100%                              If Fixed Rate Notes: Interest Rate:

Net Proceeds to Trust:          $99,950,000                       If Floating Rate Notes:  Initial Interest Rate:
                                                                  THE INITIAL INTEREST RATE FOR THE NOTES OFFERED BY THIS
CUSIP Number:                   41659EEW3                         PRICING SUPPLEMENT WILL BE THREE MONTH LIBOR PLUS 10
                                                                  BASIS POINTS DETERMINED IN ACCORDANCE WITH THE PROVISIONS
Agent's Discount:               0.05%                             OF THIS PRICING SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT
                                                                  ON THE SECOND LONDON BANKING DAY IMMEDIATELY PRECEDING THE
                                                                  ISSUANCE DATE.
                                                                  Base Rate:  [ ] CD Rate       [ ] Commercial Paper Rate
                                                                              [ ] CMT Rate      [ ] Federal Funds Rate
                                                                              [X] LIBOR         [ ] Treasury Rate
                                                                              [ ] Prime Rate    [ ] Other (See Attached)
                                                                  If LIBOR:   [ ] LIBOR Reuters Page
                                                                              [X] LIBOR Telerate Page 3750
                                                                              Designated LIBOR Currency
Issuance Date:                  MARCH 29, 2006                    If CMT Rate, Telerate Page:   [ ] 7051      [ ] 7052
                                                                       If 7052:  [ ] Weekly Average   [ ] Monthly Average
Stated Maturity Date:           MARCH 15, 2011                         Designated CMT Maturity Index:
Initial Interest Payment Date:  JUNE 15, 2006                     Interest Reset Dates:     QUARTERLY
                                                                  Initial Interest Reset Date:  JUNE 15, 2006
Interest Payment Frequency:     QUARTERLY                         Index Maturity:  THREE MONTHS




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


Specified Currency:             U.S. DOLLARS                      Interest Rate Determination Dates:  AS SPECIFIED IN THE
                                                                  PROSPECTUS SUPPLEMENT FOR THE INDICATED BASE RATE.
REGULAR RECORD DATES:           15 DAYS PRIOR TO AN INTEREST
                                PAYMENT DATE.                     Spread:  + 10 BASIS POINTS      Spread Multiplier:  N/A
                                                                  Maximum Interest Rate:  NONE
Day Count Convention:           ACTUAL/360                        Minimum Interest Rate:  NONE
                                                                  Floating Rate/Fixed Rate Note:  [ ] Yes   [X] No. If yes:
Computation of Interest: AS SPECIFIED IN THE PROSPECTUS             Fixed Rate:  N/A
      SUPPLEMENT FOR THE INDICATED BASE RATE.                       Fixed Rate Commencement Date:  N/A
                                                                  Inverse Floating Rate Note      [ ] Yes   [X] No.  If yes,
                                                                    Fixed Interest Rate:  N/A
Authorized Denominations: $1,000 INCREMENTS.                      Sinking Fund:  NONE.

Optional Redemption:   Yes [ ]     No [X]                         Calculation Agent:  JPMORGAN CHASE BANK, N.A.
  Optional Redemption Date:        N/A
  Initial Redemption Percentage:   N/A                            Exchange Rate Agent:  N/A
  Annual Percentage Reduction:     N/A
  Redemption may be:       [ ] In whole only.                     Securities Exchange Listing:  NONE.
                           [ ] In whole or in part.
                                                                  Additional Amounts to be Paid: [ ] Yes   [X] No
Optional Repayment:        [ ] Yes    [X] No
  Optional Repayment Dates:  N/A                                  Discount Note:  [ ] Yes   [X] No   If Yes:
                                                                  Total Amount of Discount:  N/A
Amortizing Note:           [ ] Yes (See attached)   [X] No          Yield to Maturity:  N/A

Agents:  LEHMAN BROTHERS                                          Other Provisions Relating to the Notes:  NONE.

Special Tax Considerations:  None.





                                   INFORMATION RELATING TO THE FUNDING AGREEMENT

Funding Agreement Provider:     HARTFORD LIFE INSURANCE COMPANY   Type of Interest Rate:  [ ] Fixed   [X] Floating

Funding Agreement:              FA-406033                         If Fixed Rate Funding Agreement:  Interest Rate:

Contract Payment:               $100,000,015                      If Floating Rate Funding Agreement Initial Interest Rate:
                                                                  THE INITIAL INTEREST RATE FOR THE NOTES OFFERED BY THIS
Deposit Amount :                $99,950,015                       PRICING SUPPLEMENT WILL BE THREE MONTH LIBOR PLUS 10 BASIS
(if different from                                                POINTS, DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF
Contract Payment)                                                 THIS PRICING SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT ON
                                                                  THE SECOND LONDON BANKING DAY IMMEDIATELY PRECEDING THE
                                                                  ISSUANCE DATE.

                                                                  Base Rate:  [ ] CD Rate         [ ] Commercial Paper Rate
                                                                              [ ] CMT Rate        [ ] Federal Funds Rate
                                                                              [X] LIBOR           [ ] Treasury Rate
                                                                              [ ] Prime Rate      [ ] Other (See Attached)

                                                                  If LIBOR:   [ ] LIBOR Reuters Page
Effective Date:                 MARCH 29, 2006                                [X] LIBOR Telerate Page 3750
                                                                  Designated LIBOR Currency:  U.S. DOLLARS
Stated Maturity Date:           MARCH 15, 2011                      If CMT Rate, Telerate Page:   [ ] 7051   [ ] 7052
                                                                    If 7052:  [ ] Weekly Average  [ ] Monthly Average
Initial Interest Payment Date:  JUNE 15, 2006                     Designated CMT Maturity Index:
                                                                  Interest Reset Frequency:  QUARTERLY


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


Interest Payment Frequency:     QUARTERLY                         Initial Interest Reset Date:  JUNE 15, 2006
                                                                  Index Maturity:  THREE MONTHS
Specified Currency:             U.S. DOLLARS                      Interest Rate Determination Date:  As specified in the
                                                                    Prospectus Supplement for the indicated base rate.
Day Count Convention:           ACTUAL/360
                                                                  Spread:  + 10 BASIS POINTS         Spread Multiplier:  N/A
Computation of Interest:  AS SPECIFIED IN THE PROSPECTUS          Maximum Interest Rate:  None
      SUPPLEMENT FOR THE INDICATED BASE RATE.                     Minimum Interest Rate:  None
                                                                  Floating Rate/Fixed Rate Funding Agreement:  [ ] Yes   [X] No
                                                                    If yes:     Fixed Rate:  N/A
                                                                                Fixed Rate Commencement Date:  N/A

                                                                  Inverse Floating Rate Funding Agreement:  [ ] Yes   [X] No
Optional Redemption:  Yes [ ]   No [X]                              If yes:  Fixed Interest Rate:  N/A
Optional Redemption Date:  NONE
    Initial Redemption Percentage:  N/A                           Amortizing Funding Agreement:  [ ] Yes (See attached)
    Annual Percentage Reduction:    N/A                                                          [X] No
    Redemption may be:  [ ] In whole only.
                        [ ] In whole or in part.                  Discount Funding Agreement:    [ ] Yes   [X] No.  If yes:
                                                                           Total Amount of Discount:  N/A
Optional Repayment:     [ ] Yes   [X] No                                   Yield to Maturity:  N/A
  Optional Repayment Dates:  N/A
                                                                  Additional Amounts to be Paid: [ ] Yes   [X] No
Other Provisions Relating to the Funding Agreement:  NONE.
                                                                  Special Tax Considerations:  NONE.

Note: The Opinion regarding the enforceability of the Funding Agreement and the related Consent of Counsel for Hartford Life Insurance Company is given by John
F. Kennedy, Associate Counsel.

                    INFORMATION PERTAINING TO THE RATINGS OF
                       THE NOTES AND THE FUNDING AGREEMENT

It is anticipated that, as of March 29, 2006, the Notes will be rated by the indicated rating agencies as follows:

                  Standard & Poor's:  AA-            Moody's: Aa3
                  A.M. Best: aa-                     Fitch: AA

The Moody's rating also extends to the Program under which the Notes are issued.

It is anticipated that, as of March 29, 2006, the Funding Agreement will be rated by the indicated rating agencies as follows:

                  Standard & Poor's:  AA-            Moody's: Aa3
                  A.M. Best: aa-                     Fitch: AA


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